UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 24, 2025

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 24, 2025, Adverum Biotechnologies, Inc., a Delaware corporation (“Adverum Biotechnologies” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Flying Tigers Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share (the “Company Common Stock”), of the Company in exchange for (i) $3.56 per Share, net to the stockholder in cash, without interest (the “Closing Amount”) and less any applicable tax withholding, plus (ii) one non-tradable contingent value right (each, a “CVR”), which represents the contractual right to receive up to two contingent cash payments of up to an aggregate of $8.91 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of both specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) (the Closing Amount plus one CVR, collectively, the “Offer Price”).

Following the consummation of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company as provided in the Merger Agreement (the “Merger”), with the Company being the surviving corporation of the Merger (the “Surviving Corporation”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a stockholder vote promptly following consummation of the Offer. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company or owned by the Company, (ii) Shares owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser or (iii) Shares held by stockholders who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”)) will be automatically cancelled and converted into the right to receive the Offer Price from Purchaser (the “Merger Consideration”).

The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly owned subsidiaries) represents a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also conditioned upon, among other things, the absence of governmental injunctions or other legal restraints prohibiting the Merger, the accuracy of the representations and warranties of the Company (subject to certain materiality exceptions), material compliance by the Company with its covenants under the Merger Agreement and no triggering event under the Note (as defined below) having occurred. Consummation of the Merger and the Offer is not subject to a financing condition.

The Merger Agreement provides for the following treatment of the Company’s equity awards:

•

at the Effective Time, each option to purchase Shares granted under a Company Equity Plan (as defined in the Merger Agreement) (each, a “Company Stock Option”), with a per share exercise price that is less than the Closing Amount, that is outstanding immediately prior to the Effective Time, whether or not vested (each such option, a “Company Cash-Out Stock Option”), will be cancelled and converted into the right to receive (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Closing Amount over the applicable exercise price per Share under such Company Cash-Out Stock Option and (ii) one CVR for each Share subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);

•

each Company Stock Option that has an exercise price equal to or greater than the Closing Amount that is outstanding immediately prior to the Effective Time (each such Company Stock Option, an “Out-of-the-Money Option”), to the extent not vested, will become fully vested as of prior to the Effective Time, and the Company shall permit the holders of Out-of-the-Money Options to exercise such options prior to the Effective Time on a basis that allows such holders to participate in the Merger, as a holder of Shares, with respect to any Shares acquired under such Out-of-the-Money Options. Any Out-of-the-Money Options that remain outstanding and unexercised as of the Effective Time will be cancelled for no consideration at the Effective Time;

•

at the Effective Time, each restricted stock unit granted under a Company Equity Plan that is subject solely to time-based vesting (“Company RSU”) that is outstanding and unvested immediately prior to the Effective Time shall be cancelled and in exchange for such cancellation, the holder of such cancelled Company RSU will be entitled to receive (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (y) the Closing Amount and (ii) one CVR for each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time (without regard to vesting);

•

at the Effective Time, each restricted stock unit granted under a Company Equity Plan that is subject solely to performance-based vesting (“Company PSU”) that is outstanding and unvested immediately prior to the Effective Time, shall be cancelled and in exchange for such cancellation, the holder of such cancelled Company PSU will be entitled to receive (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company PSU immediately prior to the Effective Time, multiplied by (y) the Closing Amount and (ii) one CVR for each share of Company Common Stock subject to such Company PSU immediately prior to the Effective Time (without regard to vesting); and

•	each Company Equity Plan and award agreement thereunder shall be terminated effective as of the Effective Time.

In early September 2025, the Compensation Committee of the Company Board approved the grant of Company PSUs to employees and a consultant, effective following the public announcement of the earlier of a significant out-licensing transaction or a change of control of the Company. Accordingly, in connection with the Merger, Company PSU grants covering a total of 1,959,880 shares of Company Common Stock will become effective.

Pursuant to the terms and conditions of the Merger Agreement, each warrant to purchase Shares specified in the Merger Agreement (the “Warrants”) that is issued and outstanding immediately prior to the Effective Time, unless the holder of any such Warrant elects otherwise, shall be issued a replacement warrant. The replacement warrant shall be exercisable for (A) an amount in cash (less applicable tax withholdings) equal to the product of (1) the total number of Shares in respect of such Warrant; multiplied by (2) the excess, if any, of the Closing Amount over the per Share exercise price under such Warrant and (B) one CVR for each Share in respect of such Warrant immediately prior to the Effective Time. If the per share exercise price under any Warrant is equal to or greater than the Merger Consideration, such Warrant shall be cancelled as of the Effective Time without payment. The Company is required to use reasonable best efforts to cause each holder of a Warrant to exercise such Warrant prior to the Effective Time.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed, among other things, to operate its business in the ordinary course until the earlier of the time at which Purchaser irrevocably accepts for purchase all Shares validly tendered (and not validly withdrawn) pursuant to the Offer (the “Acceptance Time”) or the date the Merger Agreement is terminated, and not to engage in specified types of transactions during such period. The Company has also agreed to customary non-solicitation restrictions, including not to initiate, solicit, encourage or facilitate discussions with third parties regarding other alternative acquisition proposals involving the Company or change the recommendation of the Company’s board of directors (the “Company Board”) to the Company’s stockholders regarding the Offer, in each case, except as otherwise permitted by the Merger Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) in compliance with the Company Board’s fiduciary duties under applicable law and subject to payment of a termination fee of $4,000,000.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, including, among others, the right of both parties to terminate for failure to consummate the Offer on or before January 22, 2026, being the 90th day after the date of the Merger Agreement. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee of $4,000,000 (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Offer). The Merger Agreement also provides that the Company, on the one hand, or Parent and Purchaser, on the other hand, may specifically enforce the obligations under the Merger Agreement.

The Company Board has unanimously (i) determined that the transactions contemplated by the Merger Agreement, the CVR Agreement and the Note (as defined below), including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of transactions contemplated thereby, including the Offer and the Merger, approved the CVR Agreement and the transactions contemplated thereby and approved the execution, delivery and performance by the Company of the Note and the transactions contemplated thereby, (iii) resolved that the Merger will be effected under Section 251(h) of the DGCL, and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or otherwise. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures if such updates are not required by law.

Contingent Value Rights Agreement

At or prior to the Acceptance Time, Parent and the Rights Agent will enter into the CVR Agreement. Pursuant to and subject to the terms and conditions of the Merger Agreement, holders of Shares (other than (i) Shares held in the treasury of the Company or owned by the Company, (ii) Shares owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser and (iii) Dissenting Shares), Company RSUs, Company PSUs, Company Cash-Out Stock Options and Warrants (other than Warrants that have an exercise price that equals or exceeds the Merger Consideration) will be entitled to one CVR for each Share outstanding (A) that Purchaser accepts for payment from such holder pursuant to the Offer or (B) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. Each holder of a Company Cash-Out Stock Option, whether or not vested, will be entitled to one CVR for each Share subject to such Company Cash-Out Stock Option. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or the Company or any of their affiliates.

Each CVR represents a non-tradable contractual contingent right to receive up to two contingent cash payments (each a “Milestone Payment,” and collectively, the “Milestone Payments”) upon the achievement of certain specified milestones related to the development of any pharmaceutical product that contains or incorporates ixoberogene soroparvovec, formerly referred to as ADVM-022, alone or in combination with one or more other therapeutically active ingredients, including all formulations, dosages, or modes of delivery thereof (the “Ixo-vec Product”).

The Milestone Payments comprise the First Milestone Payment and the Second Milestone Payment, each payable upon the achievement of certain specified regulatory and commercial milestones within specified time periods, as follows:

(i)

the First Milestone Payment is an amount equal to $1.78 per CVR minus any Milestone Offset Amount (as defined below), if any, in cash, without interest, payable if regulatory approval is received in the United States for the Ixo-vec Product for the treatment of wet age-related macular degeneration prior to the earlier of (a) 12:00 a.m. New York City Time on the seventh (7th) anniversary of the Closing Date (as defined in the Merger Agreement), and (b) termination of the CVR Agreement (“Milestone 1”); and

(ii)

the Second Milestone Payment is an amount equal to $7.13 per CVR minus any Milestone Offset Amount, if any and to the extent not deducted from the First Milestone Payment, in cash, without interest, payable if annual worldwide net sales of the Ixo-vec Product sold by Parent or its affiliates or licensees first exceed $1.0 billion prior to the earlier of (a) the tenth (10th) anniversary of the Closing Date, and (b) termination of the CVR Agreement.

The Milestone Offset Amount is an amount equal to 50% of any payments that Parent or any of its affiliates or their respective successors or permitted assigns makes or is obligated to make in exchange for any license to, or other right to use or practice any necessary intellectual property that is necessary or reasonably useful to develop, manufacture or commercialize an Ixo-vec Product, divided by the total number of CVRs held by all eligible holders. The Milestone Offset Amount shall in no event exceed a maximum of $0.50 per CVR.

The CVR Agreement provides that Parent will use a contractually defined level of efforts to achieve Milestone 1.

Any potential payouts of the CVR are subject to various risks and uncertainties related to the development of the Ixo-vec Product, regulatory approvals related to commercialization of the Ixo-vec Product including any approval of a Biologics License Application or New Drug Application, and third-party patent claims as more fully described in the Company’s periodic reports filed with the SEC. The Company is not currently aware of any third-party patent claims related to the Ixo-vec Product that the Company believes would materially impact the payouts of the CVR.

There can be no assurance that either of the Milestones will be achieved prior to their respective expiration dates.

The foregoing description of the form of CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Annex IV to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Secured Promissory Note

On October 24, 2025, in connection with the Merger Agreement, the Company also entered into a Secured Promissory Note (the “Note”) with Parent, pursuant to which Parent agreed to provide up to $65.0 million in secured debt financing to the Company. Under the terms of the Note, Parent will make up to four advances to the Company in the following amounts and on the following dates: (i) $5.0 million on October 28, 2025, (ii) $15.0 million on November 7, 2025, (iii) $20.0 million on November 21, 2025, and (iv) $25.0 million on December 5, 2025, in each case subject to the prior satisfaction of certain funding conditions specified in the Note, including conditions relating to the Company’s adherence to an agreed funding plan and the absence of a change in the Company Board’s recommendation under the Merger Agreement. Advances will not be available following the termination of the Merger Agreement.

Advances under the Note bear interest at a rate equal to SOFR plus 10.0% per annum, compounded bi-weekly. The maturity date of the Note is January 22, 2026. The Note includes a 5.0% prepayment premium applicable to any prepayment or acceleration of the obligations under the Note.

The Note contains customary representations, warranties, covenants, and events of default, including restrictions on incurring additional indebtedness, granting liens, making investments, and transferring assets. Upon the occurrence of certain triggering events, including payment defaults, breaches of covenants, insolvency proceedings, or any termination of the Merger Agreement, Parent may accelerate the obligations under the Note.

The Company’s obligations under the Note are guaranteed by each of its subsidiaries and are secured by a first-priority lien on substantially all of the Company’s and such guarantors’ assets, including intellectual property, accounts, inventory, equipment, and other collateral as defined in the Note.

The proceeds of the Note are to be used exclusively to fund the Company’s working capital needs in accordance with an agreed-upon itemized funding plan and to support clinical development activities as outlined in the operating plan attached to the Note.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is attached as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report under the caption titled “Secured Promissory Note”, including Exhibit 10.1 attached hereto, is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 24, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 24, 2025, by and among Eli Lilly and Company, Flying Tigers Acquisition Corporation and Adverum Biotechnologies, Inc.

10.1*	Secured Promissory Note, dated October 24, 2025, by and between Eli Lilly and Company and Adverum Biotechnologies, Inc.

99.1	Joint Press Release of Eli Lilly and Company and Adverum Biotechnologies, Inc., dated October 24, 2025.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of the Company and Parent, including statements relating to the ability to complete and the timing of completion of the transactions contemplated by the Merger Agreement, including the anticipated occurrence, manner and timing of the proposed Offer, the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement, the possibility of any termination of the Merger Agreement, the prospective benefits of the proposed transaction, the Company’s cash runway and prospects, the potential availability of financing under the Note, the Company’s product candidates and ongoing clinical and preclinical development, Parent’s development of programs for ophthalmology and advancement of gene therapies and other statements that are not historical facts. The forward-looking statements contained in this Current Report on Form 8-K are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “may,” “will,” “would,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “seek,” “should,” “strategy,” “future,” “opportunity,” “potential” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer; uncertainties as to how many of Company stockholders will tender their stock in the offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions of the Offer or the Merger or to provide the Company financing under the Note may not be satisfied or waived; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; any competing offers or acquisition proposals for the Company; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that the Company will not be integrated by Parent successfully or that such integration may be more difficult, time-consuming or costly than expected; the effects of the transaction on relationships with employees, customers, suppliers, other business partners or governmental entities; the possibility that the milestone payments related to the CVR will never be achieved and that no milestone payment may be made or if made the amount of such milestone payment made; negative effects of this announcement or the consummation of the proposed transaction on the market price of the Company’s common stock and/or operating results; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; Parent’s ability to fund the proposed transaction; the time-consuming and uncertain regulatory approval process; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the parties’ business operations and financial results; the sufficiency of the parties’ cash flows and capital resources; the parties’ ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the Company’s obligations under the Secured Promissory Note and its ability to satisfy such obligations; the Company’s ability to receive advances from Parent under the Note; the Company’s cash sufficiency and runway, and its ability to continue as a going concern; and other risks and uncertainties affecting the Company and Parent, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, and June 30, 2025 as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Parent and its acquisition subsidiary, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. Any forward-looking statements are made based on the current beliefs and judgments of the Company’s and Parent’s management, and the reader is cautioned not to rely on any forward-looking statements made by the Company or Parent. Except as required by law, the Company and Parent do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Important Information about the Tender Offer and Where to Find It

The Offer for the outstanding shares of common stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the SEC upon commencement of the tender offer. The solicitation and offer to buy outstanding shares of the Company’s common stock will only be made pursuant to the tender offer materials that Parent and Purchaser will file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER.

The tender offer materials (including the offer to purchase and the related the letter of transmittal) as well as the solicitation/recommendation statement, will be made available to all stockholders of the Company at no expense to them at the Company’s website at https://investors.adverum.com and (once they become available) will be mailed to stockholders of the Company free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference in, this filing. The tender offer materials (including the offer to purchase and the related the letter of transmittal) as well as the solicitation/recommendation statement, will also be available for free at the SEC’s website at www.sec.gov.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, the Company and Parent file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company and Parent with the SEC for free on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: October 24, 2025	By:	/s/ Laurent Fischer
Laurent Fischer, M.D. President and Chief Executive Officer